EXHIBIT 21.1

The Baldwin Insurance Group, Inc. List of Subsidiaries as of February 26, 2026

Company Name	State of Incorporation
The Baldwin Insurance Group Holdings, LLC	Delaware
The Baldwin Group Colleague, Inc.	Florida
BRP Colleague II, Inc.	Florida
The Baldwin Group Insurance Advisory Solutions Holdings, LLC	Florida
The Baldwin Group Southeast, LLC	Florida
The Baldwin Group Practice Centers, LLC	New York
The Baldwin Group Venture Investments, LLC	Florida
BKS Smith, LLC	Florida
BKS MS, LLC	Florida
BKS Partners Galati Marine Solutions, LLC	Florida
The Baldwin Group Mid-Atlantic, LLC	Florida
AHT GovCon Risk, LLC	Florida
The Baldwin Group West, LLC	Florida
Burnham Risk and Insurance Solutions, LLC	Florida
360 Rx Solutions, LLC	Florida
The Baldwin Group Specialty Industry, LLC	New Jersey
The Baldwin Group Southwest, LLC	Florida
Insgroup Dallas, LLC	Florida
The Baldwin Group Specialty Solutions, LLC	Florida
The Baldwin Group Northeast, LLC	Florida
Baldwin Risk Partners (Genuine), LLC	Florida
CACH Acquisition, LLC	Delaware
CACH Media Guarantors Insurance Solutions, LLC	Delaware
CACH Foreign Holdings, LLC	Delaware
CACH MG Canada Holdings, ULC	Canada
CACH MGIS Bond Pty, Ltd.	Australia
Dorset Peak Global, LLC	Delaware
CAC Holdings, LLC	Delaware
Dorset Peak Capital, LLC	Delaware
DP Palisade, LLC	Delaware
Palisade Executive Services, LLC	Delaware
Dorset Peak Investments, LLC	Delaware
DP Inv, LLC	New York
Cobbs Allen Capital, LLC	Delaware
CAC NR, LLC	Delaware
CAH Holdings, LLC	Delaware
Cobbs, Allen & Hall, LLC	Delaware
Hill Administrative Services, LLC	Delaware
CA Transportation, LLC	Alabama
Partners Air, LLC	Alabama
Outfront Prevention, LLC	Alabama
CAH Advisors, LLC	Delaware
CAC Group Life, LLC	Delaware

Company Name	State of Incorporation
The Baldwin Group Financial Services Holdings, LLC	Florida
The Baldwin Group Securities, LLC	Florida
The Baldwin Group Wealth Advisors, LLC	Florida
The Baldwin Group Asset & Income Protection, LLC	Florida
BRP Insurance Intermediary Holdings, LLC	Florida
BRP Effective Coverage, LLC	Florida
Connected Captive Solutions, LLC	Florida
Connected Captive Solutions, Ltd.	Turks and Caicos
Millennial Specialty Insurance, LLC	Florida
MSI of New York, LLC	New York
Emerald Bay Insurance Group, LLC	Florida
Preferred Property Program, LLC	Illinois
Preferred Property Risk Purchasing Group, LLC	Florida
MSI Multifamily Series Protected Cell	Tennessee
MSI Homeowners Series Protected Cell	Tennessee
Hovanian Insurance Agency, LLC	Texas
TB2 Insurance Agency, LLC	Texas
Mattamy Insurance Agency, LLC	Texas
North American Advantage Insurance Services, LLC	Texas
Westwood Builder Insurance Agency, LLC	Texas
RentSure Agency, LLC	Florida
Lennar Insurance Agency, LLC	Texas
Juniper Re, LLC	Florida
Juniper Re Bermuda, Ltd.	Bermuda
Juniper Re UK, Ltd.	United Kingdom
Baldwin AIF Holdings, LLC	Florida
Builder Risk Management, LLC	Texas
TBG Assurance Company, LLC	Tennessee
MultiStrat Re, LLC	Tennessee
MultiStrat Advisors, LLC	Delaware
MultiStrat (ISAC), Ltd.	Bermuda
MultiStrat Advisors, Ltd.	Bermuda
Creisoft, LLC	Delaware
Obie Insurance Group, LLC	Delaware
Obie Insurance Services, LLC	Delaware
BRP Medicare Insurance Holdings, LLC	Florida
BRP Insurance I, LLC	Florida
The Baldwin Group Health Insurance II, LLC	Florida
The Baldwin Group Health Insurance, LLC	Florida
BRP Main Street Insurance Holdings, LLC	Florida
The Baldwin Group Personal Insurance, LLC	Florida
Laureate Insurance Partners, LLC	Florida

Company Name	State of Incorporation
Bubble Technologies, LLC	Florida
Bubble Insurance Solutions, LLC	Florida